   As filed with the Securities and Exchange Commission on January 27, 2000

                                                   Registration No. 333-_______

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                             _____________________

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                                 EARTHWEB INC.
            (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                           13-3899472
    (State or Other Jurisdiction                           (I.R.S. Employer
  of Incorporation or Organization)                        Identification No.)

                                 3 PARK AVENUE
                           NEW YORK, NEW YORK  10016
                   (Address of Principal Executive Offices)

                           1998 STOCK INCENTIVE PLAN
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plans)

                             _____________________

                                JACK D. HIDARY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 EARTHWEB INC.
                                 3 PARK AVENUE
                           NEW YORK, NEW YORK 10016
                    (Name and Address of Agent for Service)

                                (212) 725-6550
         (Telephone Number, Including Area Code, of Agent For Service)

                                  ___________

                              With copy sent to:
                             JOHN R. HEMPILL, ESQ.
                            MORRISON & FOERSTER LLP
                          1290 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10104
                                (212) 468-8000

                                   __________

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================

          Title of Securities              Amount to       Proposed           Proposed           Amount of
           to be Registered              be Registered      Maximum            Maximum        Registration Fee
                                                        Offering Price   Aggregate Offering
                                                         Per Share            Price(1)
___________________________________________________________________________________________________________________
Common Stock, $.01                          196,354(2)     $33.63(1)        $6,603,385            $1,743.29
par value per share
Common Stock, $.01                          196,354(3)     $33.63(1)        $6,603,385            $1,743.29
par value per share
___________________________________________________________________________________________________________________
Total                                       392,708                        $13,206,770            $3,486.58
===================================================================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on January 24, 2000.

(2) Represents the number of additional shares that may be issued under the 1998 Stock Incentive Plan.

(3) Represents the number of additional shares that may be issued under the 1998 Employee Stock Purchase Plan.

=============================================================================

                     The Exhibit Index appears on page II-4

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed to register: (i) 196,354 additional shares of the Common Stock, par value $.01 per share, of EarthWeb Inc. (the "Company") reserved for issuance under the terms of the Company's 1998 Stock Incentive Plan, as amended; and (ii) 196,354 additional shares of the Common Stock, par value $.01 per share, of the Company reserved for issuance under the terms of the Company's 1998 Employee Stock Purchase Plan, as amended.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     1. The contents of the Company's Registration Statements on Form S-8, Commission File Nos. 333-70145 and 333-79331, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

     2. The Company's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

     4. The Company's current reports on Form 8-K, each as amended by the Company's current report on Form 8-K/A, as filed with the Commission on February 16, 1999 and March 26, 1999, respectively.

     5. The Company's current reports on Form 8-K as filed with the Commission on January 13, 2000, January 14, 2000 and January 25, 2000, respectively.

     6. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on November 3, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

      5.1  Opinion of Morrison & Foerster LLP.
     23.1  Consent of PricewaterhouseCoopers LLP.
     23.2  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).
     24.1  Power of Attorney (See page II-3).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 2000.

                                    EARTHWEB INC.

                                   By:  /s/ Jack D. Hidary
                                        ------------------
                                        Jack D. Hidary
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Jack D. Hidary and Murray Hidary, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               Signature                                  Title                             Date
---------------------------------------  ----------------------------------------  -----------------------
/s/ Jack D. Hidary                        President, Chief Executive Officer and      January 27, 2000
---------------------------------------   Director (Principal Executive Officer)
Jack D. Hidary

                                          Executive Vice President, Business
---------------------------------------   Development, Secretary, Treasurer and
Murray Hidary                                            Director

/s/ Peter A. Derow                                       Director                     January 27, 2000
---------------------------------------
Peter A. Derow

/s/ Henry Kressel                                        Director                     January 27, 2000
---------------------------------------
Henry Kressel

/s/ Cary Davis                                           Director                     January 27, 2000
---------------------------------------
Cary Davis

/s/ Irene Math                                Senior Vice President, Finance          January 27, 2000
---------------------------------------       (Principal Accounting Officer)
Irene Math

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION
_______                          ___________
   5.1  Opinion of Morrison & Foerster LLP.
  23.1  Consent of PricewaterhouseCoopers LLP.
  23.2  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).
  24.1  Power of Attorney (See page II-3).

                                     II-4